As filed with the Securities and Exchange Commission on September 10, 1999
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                         SEQUENT COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

                  OREGON                                  93-0826369
       (State or other jurisdiction                     (IRS Employer
     of incorporation or organization)               Identification No.)

          15450 SW Koll Parkway
            Beaverton, Oregon                             97006-6063
          (Address of Principal                           (Zip Code)
            Executive Offices)

                                ---------------

                         Sequent Computer Systems, Inc.
                          Employee Stock Purchase Plan
                              (Full title of plan)

                                 Robert S. Gregg
                   Senior Vice President of Finance and Legal
                           and Chief Financial Officer
                         Sequent Computer Systems, Inc.
                              15450 SW Koll Parkway
                            Beaverton, OR 97006-6063
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (503) 626-5700

                                    Copy to:

                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
                                             Proposed      Proposed
                                             Maximum       Maximum
                        Amount               Offering      Aggregate          Amount of
Title of Securities     to be                Price Per     Offering           Registration
to be Registered        Registered           Share(1)      Price (1)          Fee
------------------------------------------------------------------------------------------
Common Stock, $.01
   par value            2,500,000 Shares     $17.59375     $43,886,058.94     $12,201
------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule
     457(h) under the Securities Act of 1933. Of the shares to be registered, 13,498 shares are subject to grants at a maximum aggregate purchase price of $139,164.38.
     The calculation of the registration fee for the remaining 2,486,502 shares is based on $17.59375, which was the average of the high and low prices of the Common Stock on
     September 2, 1999 as reported for Nasdaq National Market Issues.

------------------------------------------------------------------------------------------

                                          PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
        ----------------------------------------

          The following documents filed by Sequent Computer Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        --------------------------

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

          Not Applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

          Article X of the Company's Articles of Incorporation provides for indemnification of directors to the fullest extent not prohibited by the Oregon Business

Corporation Act. The Bylaws also contain indemnification provisions. The effects of the Articles, Bylaws and the Oregon Business Corporation Act (the "Indemnification Provisions") are summarized as follows:

          (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had not reasonable cause to believe the conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

          (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

          (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

          (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

          Section 10.6 of the Company's Bylaws provides that the Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

          The Company's Articles and Bylaws provide that the Company may, in the discretion of the Board of Directors, indemnify and advance expenses to officers and employees to the same extent that directors are entitled to indemnification and advancement of expenses.

          The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

          Not Applicable.

Item 8. Exhibits.
        ---------

     4.1 Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-8, File No. 33-63972).

     4.2 Bylaws of the Company (Incorporated by reference to Exhibit 4B to the Company's Registration Statement on Form S-8, File No. 33-39315).

     5.1    Opinion of Counsel.

     23.1   Consent of Independent Accountants.

     23.2   Consent of Stoel Rives LLP (see Exhibit 5.1).

     24.1   Powers of Attorney.

Item 9. Undertakings.
        -------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on September 8, 1999.

                                       SEQUENT COMPUTER SYSTEMS, INC.



                                       By ROBERT S. GREGG
                                          --------------------------------------
                                          Robert S. Gregg,
                                          Sr. Vice President of Finance and
                                          Legal and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 8th day of September, 1999.

             Signature                         Title
             ---------                         -----

(1)  Principal Executive Officer:

    *KARL C. POWELL, JR.               Chairman of the Board,
     -----------------------------     Chief Executive Officer
     Karl C. Powell, Jr.               and Director


(2)  Principal Financial and
     Accounting Officer:

     ROBERT S. GREGG                   Sr. Vice President of
     -----------------------------     Finance and Legal
     Robert S. Gregg                   and Chief Financial Officer


(3)  Directors:

    *JOHN McADAM                       Director
     -----------------------------
     John McAdam

    *FRANK C. GILL                     Director
     -----------------------------
     Frank C. Gill

    *LARRY R. LEVITAN                  Director
     -----------------------------
     Larry R. Levitan

    *MICHAEL S. SCOTT MORTON           Director
     -----------------------------
     Michael S. Scott Morton

    *MARTIN A. STERN                   Director
     -----------------------------
     Martin A. Stern

    *ROBERT W. WILMOT                  Director
     -----------------------------
     Robert W. Wilmot

         *By ROBERT S. GREGG
             ---------------------------------
             Robert S. Gregg, Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                      Sequential
Exhibit                                                                  Page
Number        Document Description                                      Number
-------       --------------------                                    ----------

4.1 Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-8,
              File No. 33-63972).

4.2 Bylaws of the Company (Incorporated by reference to Exhibit 4B to the Company's Registration Statement on Form S-8, File No. 33-39315).

5.1           Opinion of Counsel.

23.1          Consent of PriceWaterhouseCoopers LLP

23.2          Consent of Stoel Rives LLP (see Exhibit 5.1)

24.1          Powers of Attorney.